UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

COLONY CAPITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 South Flower Street, 44th Floor

Los Angeles, California 90071

(Address of Principal Executive Offices, Including Zip Code)

(310) 282-8820

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2020, the board of directors (the “Board”) of Colony Capital, Inc. (the “Company”) appointed Marc C. Ganzi as the Company’s Chief Executive Officer, effective as of July 1, 2020. Thomas J. Barrack, Jr., the Company’s current Executive Chairman and Chief Executive Officer, will continue to serve as Executive Chairman effective as of July 1, 2020. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2019 (the “July 30, 2019 8-K”), the Company entered into an employment agreement with Mr. Ganzi on July 25, 2019.

In addition, Jacky Wu was appointed as the Company’s Chief Financial Officer and Treasurer, effective when Mr. Ganzi becomes the Company’s Chief Executive Officer. In addition, effective when Mr. Wu becomes the Company’s Chief Financial Officer, Mark M. Hedstrom, the Company’s current Chief Financial Officer and Treasurer will continue in his role as the Company’s Executive Vice President and Chief Operating Officer.

In connection with Mr. Wu’s appointment, on March 11, 2020, the Company and Mr. Wu entered into an employment agreement. The employment agreement is in effect for an initial term of two years commencing on March 23, 2020 (the “Effective Date”), subject to automatic renewals of additional successive one-year periods unless either party provides at least 180 days’ advance notice of non-renewal. The agreement requires that the executive devote his full business time and attention to the performance of his duties to the Company, but provides that the executive is permitted to engage in certain other outside activities so long as they do not unreasonably interfere with the performance of the executive’s duties to the Company.

In addition, the employment agreement provides that Mr. Wu’s principal place of business during the term of the agreement will be in Boca Raton, Florida. However, prior to his becoming the Company’s Chief Financial Officer, the Company may request that Mr. Wu be based in the Company’s office in Los Angeles, California.

The agreement further provides that Mr. Wu will receive an annual base salary of not less than $475,000, a discretionary annual cash bonus with a target amount of not less than $285,000, and annual grants of equity-based awards with a target value of not less than $427,500. In addition, the executive will receive allocations in respect of carried interests relating to funds managed by the Company as determined by the Company’s board of directors (or a committee thereof) from time to time in consultation with the executive.

The executive is also eligible to participate in the Company’s benefit plans made available to its senior executive officers from time to time and to receive certain of the perquisites that are applicable to senior executive officers of the Company.

The agreement provides that if the executive’s employment is terminated by the Company without “cause” (as defined in the agreement and including non-renewal of the agreement by the Company) or by the executive for “good reason” (as defined in the agreement and described below), and the executive executes a release of claims, he will be eligible to receive: (1) a lump sum cash payment equal to the sum of the executive’s base salary in effect immediately prior to the date of termination and average annual bonus with respect to the three prior calendar years (or, if any such termination of employment occurs prior to the executive receiving his annual bonus in respect of calendar year 2023, then his target annual bonus); (2) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination; (3) a pro-rated target bonus for the year of termination; and (4) full vesting of all equity-based awards relating to securities of the Company, carried interests and other like compensation that he holds, to the extent unvested upon his termination.

The agreement also provides that if the executive provides notice to the Company of his intention not to renew the agreement upon the scheduled expiration of the initial term or any renewal term, then he will receive: (1) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination; and (2) a pro-rated target bonus for the year of termination.

For purposes of the agreement, “good reason” includes, in summary: (1) a material diminution in the executive’s duties, authority or responsibilities or a diminution in the executive’s title or position; (2) a requirement that the executive report to any person other than, prior to his becoming the Company’s Chief Financial Officer, the Company’s Chief Financial Officer, and thereafter, the Company’s Chief Executive Officer or President or a Co-President; (3) a reduction in the executive’s base salary, target annual cash bonus or target annual equity incentive grant then in effect; (4) a 25-mile relocation of the executive’s principal place of business then in effect; or (5) a material breach of the agreement or any other material agreement with the executive by the Company.

The agreement also includes a provision providing that if any payments to be made to the executive, whether under the agreement or otherwise, would subject the executive to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Internal Revenue Code, then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after such reduction would result in the executive receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed.

In addition, the agreement, through a restrictive covenant agreement that is included as an exhibit to the agreement, provides that the executive will not, subject to certain exceptions, compete with the Company, or solicit the Company’s investors or customers or employees or those of the Company’s subsidiaries during his employment with the Company and for the one-year period following the termination of his employment with the Company unless his employment is terminated by the Company without cause (as defined in the agreement and including non-renewal of the employment agreement by the Company) or by the executive for “good reason” (as defined in the agreement and described above). The agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of the executive and the Company to disparage the other.

In addition, in connection with entering into the employment agreement, on the Effective Date, the Company will grant Mr. Wu a sign-on equity grant in the amount of $1,200,000, which will vest on the third anniversary of the grant date, generally conditioned on Mr. Wu’s continued employment.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

All required information relating to Messrs. Barrack’s, Ganzi’s and Hedstrom’srespective biography and work experience is included in the Company’s Definitive Proxy Statement filed on March 28, 2019 with the Securities and Exchange Commission (or for Mr. Ganzi, the July 30, 2019 8-K) and such information is incorporated herein by reference. None of Messrs. Barrack, Ganzi and Hedstrom entered into any agreements with the Company in connection with the matters described above and there were no changes to their respective compensation from that which was in effect immediately prior to the matters described above.

Previously, Mr. Wu, age 36, served as Executive Vice President and Chief Financial Officer of Driven Brands, Inc, America’s largest automotive aftermarket platform from September 2016 to March 2020. Prior to that, Mr. Wu served as Executive Vice President and Chief Financial Officer of Xura, Inc. (formerly Comverse, Inc. (NASDAQ: MESG)) from April 2015 to September 2016, when the company was taken private. From May 2010 to March 2015, Mr. Wu was Vice President at American Tower Corporation (NYSE: AMT), where he was Vice President of Finance and Mergers & Acquisitions from January 2014 to March 2015 and Vice President of Financial Planning and

Analysis, US Tower from May 2010 to December 2013. Prior to that, Mr. Wu spent eight years at Verizon Communications (NYSE: VZ), from 2002 to 2010, where he served in numerous accounting, finance and business development roles, including as the Director and Chief Financial Officer of Verizon’s Digital Services Inc. from 2009 to 2010. He graduated summa cum laude, Phi Beta Kappa and with Departmental Honors with a Master of Business Administration and a Bachelor of Science in Economics from Tulane University.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 11, 2020, between Colony Capital, Inc. and Jacky Wu.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2020	COLONY CAPITAL, INC.

	By:	/s/ Mark M. Hedstrom
Mark M. Hedstrom
Chief Financial Officer, Chief Operating Officer and Treasurer